GUARANTY OF PAYMENT


To induce UNITED BANK, Vienna, Virginia (the "Bank") to extend credit and other financial accommodations to HADRON, INC., a New York corporation, AVENUE TECHNOLOGIES, INC., a Virginia corporation, VAIL RESEARCH AND TECHNOLOGY CORPORATION, a Virginia corporation, SYCOM SERVICES, INC., a Delaware corporation, and ENGINEERING & INFORMATION SERVICES, INC., a Virginia corporation (hereinafter individually and collectively called the "Debtor"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned jointly and severally (hereinafter individually and collectively called the "Guarantors"), hereby unconditionally guaranty to the Bank the full and prompt payment at maturity, including accelerated or extended maturity, of all Obligations, as hereinafter defined, of the Debtor to the Bank. The term "Obligations" means all indebtedness, obligations and liabilities of the Debtor to the Bank now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, and evidenced by that certain Commercial Note dated June 29, 1999 from the Debtor payable to the order of the Bank in the original amount of $1,500,000.00, and all renewals, increases, extensions, and modifications thereof and substitutions therefor.

The Bank may at any time and from time to time, without the consent of or notice to the Guarantors, without incurring liability to the Guarantors, and without affecting, impairing or releasing the obligations of the Guarantors hereunder, renew, extend, change the manner, time, place, and terms of payment, grant indulgences in connection with, settle, compromise, sell, exchange, substitute, release, surrender, subordinate, or exercise or refrain from exercising any rights with respect to, any of the Obligations, any security therefor, the obligation of any of the Guarantors hereunder or any other party primarily or secondarily liable for any of the Obligations.
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The liability of the Guarantors shall not be affected,
impaired or released by (i) any failure, neglect or omission by the Bank to realize upon or collect any of the Obligations, any obligation hereunder, or any security for or guaranty of the Obligations or any obligation hereunder, or to exercise any remedies of setoff or otherwise that it may have with respect to property of the Debtor possessed by the Bank, (ii) any defense the Debtor or any other party primarily or secondarily liable for any of the Obligations might have to the payment of the Obligations, (iii) any determination that any lien taken, or attempted to be taken, by the Bank to secure the Obligations is invalid or unperfected, (iv) any determination that any party executing any evidence of any of the Obligations on behalf of the Debtor was without power or authority to do so or that for any other reason the Obligations, any security therefor, or any other guaranty thereof, are invalid or unenforceable, or (v) any defenses the Debtor may have or assert to the Obligations. It is understood that nothing shall discharge or satisfy the Guarantors' liability hereunder except the full performance and payment of all Obligations with interest and expenses, or the Bank's written release of the Guarantors' liability.

The Guarantors' liability hereunder shall not be affected, impaired or released by the filing of a petition by or against the Debtor under the provisions of any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law for relief of debtors, and upon the filing of such petition, for the purpose of this Guaranty, all Obligations, at the option of the Bank, shall be immediately due and payable.

The Guarantors represent and covenant that they are and shall remain independently informed of the financial condition of the Debtor and all other circumstances which bear on the risk of non-payment of the Obligations. The Guarantors waive any right to require the Bank to disclose to them any information the Bank has or may have in the future concerning such condition or circumstances.

The Guarantors subordinate all obligations of the Debtor owing to them or any of them, whether now existing or hereafter arising, to all Obligations of the Debtor to the Bank.

The Guarantors unconditionally waive any right they may have to be subrogated to the rights of the Bank against the Debtor with respect to any payment by the Guarantors hereunder, and further unconditionally waive any right they may have of reimbursement or indemnification from the Debtor with respect to any such payment.

If at any time any payment by the Debtor of any Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Debtor or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Debtor or any substantial part of its property or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
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The Guarantors waive (i) notice of acceptance of this
Guaranty, (ii) notice of the existence or creation of the Obligations, (iii) presentment and demand for payment of any of the Obligations, (iv) protest and notice of dishonor and protest and any other notice to the Guarantors or to any other party with respect to the Obligations, and (v) the benefit of their homestead exemptions and any other exemptions with respect to the Obligations.

This is a guaranty of payment and not of collection.
The Guarantors waive any right, including without limitation any right arising from Section 49-25 or 49-26 of the Code of Virginia, to require that the Bank bring action against the Debtor or any other party or to require that the Bank resort to any security or to any balance of any deposit account or credit on the books of the Bank in favor of Debtor or any other party.

All payments, whether voluntary or involuntary, received by the Bank from the Debtor, Guarantors, or any other source, including amounts realized from security and deposit account balances, may be applied by the Bank to any of the Obligations, or any other obligations of the Guarantors or any other obligor, in whatever order the Bank elects.

The Bank may, without notice to or consent of the Guarantors, assign or transfer all or any part of the Obliga-tions, and this Guaranty will inure to the benefit of the Bank's assignee or transferee to the extent of such assignment or trans-fer; provided, however, that the Bank shall continue to have an unimpaired right, superior to that of any such assignee or trans-feree, to enforce this Guaranty as to that part of the Obliga-tions the Bank has not assigned or transferred.

The Bank will have the right, in addition to any remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Guaranty against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in possession of the Bank to the credit of or for the account of each of the Guarantors, without notice to or consent by the Guarantors. In addition to the right of set-off, to secure the payment of their obligations under this Guaranty, each of the Guarantors hereby assigns and grants to the Bank a security interest in all accounts, credit, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit of or for the account of such Guarantor.

The Guarantors shall pay to the Bank on demand all costs incurred by the Bank, and reasonable attorneys' fees, in the collection or enforcement of this Guaranty, whether or not suit is brought.

	The Guarantors agree to furnish the Bank, in form acceptable to the Bank, (i) a signed, current personal financial statement and personal federal income tax return annually, within 30 days after the filing of the latter, and (ii) such other financial information and data as the Bank may from time to time request.
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THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVE
ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, WHETHER SUCH SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM IS INSTITUTED BY THE BANK, THE GUARANTORS OR ANY OTHER PARTY.

The Guarantors irrevocably (i) submit to the juris-diction of any Virginia state court or federal court sitting in the state of Virginia with respect to any suit, action, or proceeding relating to this Guaranty, (ii) waive any objection which the Guarantors may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) waive the right to object that any such court does not have jurisdiction over the Guarantors, and (iv) consent to the service of process in any such suit, action, or proceeding by the mailing of copies of such process to the Guarantors by certified mail at the Guarantors' addresses indicated in this Guaranty or at such other addresses of which the Bank shall have received notice. Nothing in this paragraph shall affect the Bank's right to serve process in any other manner permitted by law or to bring proceedings against the Guarantors in any other court having jurisdiction.

The rights and remedies of the Bank under this Guaranty and applicable law shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simul-taneous or later exercise by the Bank of any or all such other rights or remedies. In the event any provision of this Guaranty is held to be invalid, illegal, or unenforceable for any reason, then such provision only shall be deemed null and void and shall not affect any other provisions of this Guaranty, which shall remain effective. No modification or waiver of any provision of this Guaranty shall be effective unless it is in writing and signed by the Bank, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given. The failure of the Bank to exercise any option, right or remedy, in any one or more instances, or the acceptance by the Bank of partial payments or partial performance, shall not constitute a waiver of the right to exercise any option, right or remedy at any time. The nouns, pronouns and verbs used in this Guaranty shall be construed as being of such number and gender as the context may require.

This Guaranty shall be governed by and construed in accordance with the laws of Virginia.


[Signatures appear on following page]

Witness the following signatures and seals this 29th day of June 1999.


/S/ C.W. GILLULY
________________________________ [SEAL]
C.W. GILLULY
SS #: _____________________
Address: ________________________
_________________________________

/S/ MARTHA GILLULY
________________________________ [SEAL]
Martha GILLULY
SS #: _____________________


COUNTY/CITY OF
STATE OF

      The foregoing instrument was acknowledged before me this _____ day of _____________________ 1999, by C.W. Gilluly
and Martha Gilluly.



_____________________________________
Notary Public

My Commission expires:

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